Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Lawrence Fey, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (i) the Annual Report on Form 10-K of Vivid Seats Inc. for the year ended December 31, 2025 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (ii) the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Vivid Seats Inc.

Date: March 12, 2026	By:	/s/ Lawrence Fey
Lawrence Fey
Chief Financial Officer

I, Joseph Thomas, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (i) the Annual Report on Form 10-K of Vivid Seats Inc. for the year ended December 31, 2025 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (ii) the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Vivid Seats Inc.

Date: March 12, 2026	By:	/s/ Joseph Thomas
Joseph Thomas
Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2022 has been provided to Vivid Seats Inc. and will be retained by Vivid Seats Inc. and furnished to the Securities Exchange Commission or its staff upon request.